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                          ACCENT SOFTWARE INTERNATIONAL LTD.

                                   1,800,000 Units


                                UNDERWRITING AGREEMENT


                                       November   , 1996



Sands Brothers & Co., Ltd.
 As Representative of the Several Underwriters
90 Park Avenue
New York, New York 10016

Dear Sirs:

         Accent Software International Ltd., a corporation organized under the laws of the State of Israel (the "Company"), confirms its agreement with Sands Brothers & Co., Ltd. ("Sands Brothers") and each of the underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as provided in Section 9 hereto), for whom Sands Brothers is acting as representative (in such capacity, Sands Brothers shall hereinafter be referred to as "you" or the "Representative"), with respect to the sale by the Company of an aggregate of 1,800,000 units ("Units"), each Unit consisting of one ordinary share of the Company, nominal value NIS .01 per share (the "Ordinary Shares") and one Ordinary Share purchase warrant (the "Warrants") each of which Warrants shall entitle the holder thereof the right to purchase one (1) Ordinary Share, at an exercise price of $_______ (subject to adjustment in certain circumstances). The securities comprising the Units will not be separable or separately transferable prior to ___________ __, 1997, without the consent of Sands Brothers. The Ordinary Shares and the Warrants are hereinafter referred to collectively as the "Offered Units."

         Each Warrant is exercisable commencing the date such Warrant is separable from the Units and ending five years from the date of the Prospectus (as hereinafter defined), unless previously redeemed by the Company. The Company shall have the right, upon the consent of the Representative, to call each Warrant for redemption upon not less than thirty (30) days' written notice at any time commencing at such time the Warrants become separable at a redemption price of Ten Cents ($.10) per Warrant provided that the closing bid price of the Ordinary Shares has been at least 120% of the then effective exercise price of the Warrants on all 20 of the trading days ending on the third day prior to the day on which the Company gives notice. The Warrants will be issued pursuant to a Warrant Agreement (the

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"Warrant Agreement") to be dated as of the Closing Date (as hereinafter defined)
by and among the Company, the Underwriters and American Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent").

         In addition, the Company proposes to grant to the Underwriters, for the purpose of covering over-allotments, if any, the option (which may be exercised by the Representative, individually) to purchase an aggregate of not more than 270,000 Units. Such 270,000 Units, and the 270,000 Ordinary Shares and 270,000 Warrants underlying such Units, are hereinafter referred to as the "Optional Units." The Company also proposes to issue and sell to you (for your own account and not as Representative of the Several Underwriters) and/or your designees, warrants (the "Representative's Warrants") to purchase an additional 180,000 Units, which sale will be consummated in accordance with the terms and conditions of the form of Representative's Warrant Agreement filed as an exhibit to the Registration Statement. The Units issuable upon exercise of the Representative's Warrants, and the 180,000 Ordinary Shares and 180,000 Warrants underlying such Units, are hereinafter referred to as the "Representative's
Securities."   The Offered Units, the Optional Units, the Representative's
Warrants and the Representative's Securities (collectively, the "Securities") are more fully described in the Registration Statement and the Prospectus, as defined below.

         You have advised the Company that you and the other Underwriters desire to purchase, severally, the Offered Units, and that you have been authorized by the Underwriters to execute this agreement on their behalf. The Company confirms the agreements made by it with respect to the purchase of the Offered Units by the several Underwriters on whose behalf you are signing this Agreement, as follows:

         1.   PURCHASE AND SALE OF OFFERED UNITS.  (a)  Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and each such Underwriter agrees, severally and not
jointly, to purchase from the Company at $     per Offered Unit, at the place
and time hereinafter specified, the number of Offered Units set forth opposite the names of the Underwriters in Schedule A attached hereto, plus any additional Offered Units which such Underwriters may become obligated to purchase pursuant to the provisions of Section 9 hereof.

         (b) The Underwriters shall not offer the Offered Units in Israel to more than 35 offerees in the aggregate and shall obtain from such offerees in Israel written confirmation that they are acquiring the Offered Units for investment purposes only and not with a view toward distribution or resale and shall provide copies of these written confirmations to the Company at

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the Closing.  At the Closing, the Underwriters shall furnish the Company with a list of such offerees, the number of Offered Units acquired by such offerees and the addresses of such offerees.

         (c) Notwithstanding anything contained herein to the contrary, in no event will the aggregate underwriting discount and non-accountable expense allowance exceed ten percent (10%) on any sales of Offered Units to IMR Fund, L.P. or its affiliates.

         2.   PAYMENT AND DELIVERY; REPRESENTATIVE'S WARRANTS.

         (a) Delivery to the Underwriters of and payment for the Offered Units shall take place at 10:00 a.m., New York Time, on the third full business day (or, if the Offered Units are priced, as contemplated in Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m., New York Time, the fourth full business day) following the date of the public offering, at the offices of the Representative, 90 Park Avenue, New York, New York 10016 or at such time on such other date, not later than five business days after the date of this Agreement, as may be agreed upon by the Company and the Underwriters (such date hereinafter is referred to as the "Closing Date").

         (b) The Company will make the certificates for the Securities to be purchased by the Underwriters hereunder available to you for inspection at least 24 hours prior to the Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two (2) full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

         Definitive certificates in negotiable form for the Securities to be purchased by the Underwriters hereunder will be delivered by the Company to you for the accounts of the several Underwriters against payment of the respective purchase prices therefor by the several Underwriters, by federal wire transfer to the Company. The Representative's written confirmation of the effectuation of such federal wire transfer, detailing the specific federal wire number, shall be satisfactory evidence that payment of the purchase price for the Offered Units has been made for purposes of the Closing Date and, upon presentation of such confirmation, the Company shall be required to deliver certificates in negotiable form for the Offered Units at such time.

         In addition, in the event the Underwriters (or the Representative, individually) exercise the option to purchase from the Company all or any portion of the Optional Units

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pursuant to the provisions of Section 3 hereof, payment for such securities shall be made to the Company by the effectuation of a federal wire transfer at the date of delivery of such securities as required by the provisions of Section 3 hereof.

         It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make any and all payments required pursuant to this Section 2 on behalf of any Underwriters whose check or checks shall not have been received by the Representative at the time of delivery of the Offered Units to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder. It is also understood that you individually rather than all of the Underwriters may (but shall not be obligated to) purchase the Optional Units.

         It is understood that the several Underwriters propose to offer the Offered Units to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

         The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Units by the Company to the Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Units harmless from and any and all liabilities with respect to or resulting from any failure or delay in paying foreign, Federal and/or state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of Units sold by such entity.

         (c) On the Closing Date, the Company will sell the Representative's Warrants to Sands Brothers, for its own account and not as Representative of the several Underwriters, or to its designees. The Representative's Warrants will be in the form of, and in accordance with, the provisions of the Representative's Unit Purchase Warrant attached as an exhibit to the Registration Statement. The aggregate purchase price for the Representative's Warrants is $180.00. Payment for the Representative's Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Representative's Warrants. The certificates representing the Representative's Warrants will be in such denominations and such names as Sands Brothers may request prior to the Closing Date.

         3.   OPTION TO PURCHASE OPTIONAL UNITS.

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              (a)  For the purposes of covering any overallotments in
connection with the distribution and sale of the Offered Units as contemplated by the Prospectus, the Company hereby grants an option to the several Underwriters (which may be exercised, at its option, by the Representative, individually) to purchase all or any part of the Optional Units from the Company. This option may be exercised in whole or in part at anytime and from time to time within 45 days after the Effective Date upon written notice (each an "Optional Unit Notice") by the Representative to the Company advising as to the number of Optional Units to be purchased, the names and denominations in which the certificates for such Optional Units are to be registered and the time and date for such purchase. Such time and date shall be determined by the Representative but shall be at least three and no more than ten full business days before the date specified for closing in the Optional Unit Notice (each an "Option Closing Date"). Delivery of the Optional Units against payment therefor shall take place at the offices of the Representative, 90 Park Avenue, New York, New York 10016. The number of Optional Units to be purchased by each Underwriter, if any, shall bear the same percentage to the total number of Optional Units being purchased by the several Underwriters pursuant to this subsection (a) as the number of Offered Units such Underwriter is purchasing bears to the total number of Offered Securities being purchased pursuant to subsection (a) of Section 1, as adjusted, in each case by the Representative in such manner as the Representative may deem appropriate. The purchase price to be paid for the Optional Units will be the same price per Optional Unit as the price per Offered Unit, as the case may be, set forth in Section 1 hereof.

              (b) Payment for any Optional Units purchased will be made to the Company by the effectuation of a federal wire transfer, against receipt of the certificates for such securities by the Representative for the respective accounts of the several Underwriters registered in such names and in such denominations as the Representative may request. The Representative's written confirmation of the effectuation of such federal wire transfer, reflecting the specific federal wire number, shall be satisfactory evidence that payment of the purchase price for the Optional Units has been made for purposes of the Option Closing Date and, upon presentation of such confirmation, the Company shall be required to deliver certificates in negotiable form for the Optional Units at such time.

              (c) The obligation of the Underwriters to purchase and pay for any of the Optional Units is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) in all material respects of the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the

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Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, and to the delivery to the Underwriters of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in
Section 5, 6(b), (c), (d) and (e) hereof, but with each reference to "Offered Units" and "Closing Date" to be, respectively, to the Optional Units and the Option Closing Date.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

              (a) The Company is a corporation duly organized and validly existing under the laws of the State of Israel, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as described in the Registration Statement and to execute, deliver and perform this Agreement, the Warrant Agreement and the Representative's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company. Other than Accent Worldwide, Inc. ("Accent Worldwide"), Accent Software International (Europe) Ltd. ("Accent Europe") and AgentSoft Ltd. ("AgentSoft"; Accent Worldwide, Accent Europe and AgentSoft are sometimes hereinafter individually referred to as a "Subsidiary" and collectively referred to as the "Subsidiaries"), the Company has no subsidiaries. Except as set forth in the Prospectus, the Company (i) does not own, and at the Closing Date and, if later, the Option Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity and (ii) is not, and at the Closing Date and, if later, the Option Closing Date will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the Memorandum of Incorporation, Articles of Association or other organizational documents of the Company and all amendments thereto have been delivered to the Representative, and no changes therein will be made subsequent to the date hereof and prior to Closing Date or, if later, the Option Closing Date.

              (b) Accent Worldwide is a corporation duly organized, validly existing and in good standing under the laws

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of the State of Delaware, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as described in the Registration Statement. Accent Worldwide is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company or Accent Worldwide. The Company owns all of the issued and outstanding shares of capital stock of Accent Worldwide, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of Accent Worldwide. Complete and correct copies of the Certificate of Incorporation, By-Laws or other organizational documents of Accent Worldwide and all amendments thereto have been delivered to the Representative, and no changes therein will be made subsequent to the date hereof and prior to Closing Date or, if later, the Option Closing Date.

              (c) Accent Europe is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as described in the Registration Statement. Accent Europe is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company or Accent Europe. The Company owns all of the issued and outstanding shares of capital stock of Accent Europe, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of Accent Europe.
Complete and correct copies of the Memorandum of Association, Articles of Association or other organizational documents of Accent Europe and all amendments thereto have been delivered to the Representative, and no changes therein will be made subsequent to the date hereof and prior to Closing Date or, if later, the Option Closing Date.

              (d) AgentSoft is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its

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business as described in the Registration Statement.  AgentSoft is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company or AgentSoft. The Company owns __% of the issued and outstanding shares of capital stock of AgentSoft, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of AgentSoft, except as described in the Registration Statement. Complete and correct copies of the Memorandum of Association, Articles of Association or other organizational documents of AgentSoft and all amendments thereto have been delivered to the Representative, and no changes therein will be made subsequent to the date hereof and prior to Closing Date or, if later, the Option Closing Date.

              (e) The Company has full corporate power and authority to enter into this Agreement, the Warrant Agreement and the Representative's Warrant
Agreement.   This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, and each of the Warrant Agreement and the Representative's Warrant Agreement, when executed and delivered by the Company on the Closing Date, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, except that rights to indemnification and contribution thereunder and under this Agreement may be limited by United States or state securities laws or public policy relating thereto. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Memorandum of Incorporation, Articles of Association or other organizational documents of the Company; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, note,

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contract, commitment or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets is or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or business which, in the case of clause (ii) or
(iii), would have a material adverse effect on the financial condition, results of operations, business or properties of the Company or any of the Subsidiaries or the ability of the Company or the Subsidiaries to consummate the transactions contemplated hereby.

              (f)  The Company has received from the Israel Securities
Authority ("ISA") an exemption (the "ISA exemption") from the requirement to publish a prospectus in Israel (subject to certain conditions) for the offer and sale of the Offered Units and such exemption was in full force and effect at the time of the effectiveness of the Registration Statement and shall be in full force and effect on the date of the Prospectus, on the date any post-effective amendments to the Registration Statement shall become effective, and when any supplement or amendment to the Prospectus is filed with the Commission.
Assuming that the several Underwriters complies with the last two sentences of
Section 1 hereof, no authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body, other than under the Securities Act of 1933, as amended (the "Act"), the Regulations (as hereinafter defined) and applicable state securities or Blue Sky laws, the ISA exemption, the special permit of the Controller of Foreign Currency of the Bank of Israel and the approval of the Office of the Chief Scientist of the Ministry of Trade and Industry ("OCS"), each of which has been received and is in full force and effect, is required for the valid authorization, issuance, sale and delivery of the Offered Units, and the consummation by the Company of the transactions contemplated by this Agreement, the Warrant Agreement or the Representative's Warrant Agreement or, if so required, all such authorizations, approvals, consents, orders, registrations, licenses and permits, specifying the same, have been or, prior to the closing, will be duly obtained and are or will be in full force and effect.

              (g) The Company has prepared in conformity with the requirements of the Act and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333-7637) on Form S-1 and has filed one or more amendments thereto, covering the registration of the Securities under the Act, including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") and a proposed final

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prospectus.  Each Preliminary Prospectus was endorsed with the legend required by Item 501(c)(5) of Regulation S-K of the Regulations, including, if applicable, Rule 430A of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" will also include the prospectus filed pursuant to Rule 424(b), and (ii) if the Registration Statement is amended or such Prospectus is supplemented after the effective date of the Registration Statement (the "Effective Date") and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include the Registration Statement as amended or supplemented.

              (h) Neither the Commission, the ISA, nor to the best of the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

              (i) The Registration Statement when it becomes effective, the Prospectus (and any amendment or supplement thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date, as the case may be, will comply as to form with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriters expressly for use therein.

              (j)  Luboshitz, Kasierer & Co., Member Firm of Andersen
Worldwide, SC, the accountants who have certified certain of the financial statements filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The financial statements and schedules and the notes thereto and the selected financial statements and summary financial statements filed as part of the Registration

Statement and included in the Prospectus present fairly in all material respects the financial position of the Company as of the dates thereof, and the results of operations and changes in financial position of the Company for the periods indicated therein, in conformity with generally accepted accounting principles in Israel and in the United States (which, as applied to the Company for the periods involved, are substantially identical in all material respects) applied on a substantially consistent basis throughout the periods involved except as otherwise stated in the Registration Statement and the Prospectus.

              (k) The Company had at the date or dates indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date referred to below the adjusted stock capitalization set forth therein. Except as disclosed in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date referred to below, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holders of any of the Company's securities have any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

              (l) The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

              (m) The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including, without limitation, franchise tax and sales tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due except where the failure to file tax returns, obtain extensions of time for filing or pay such taxes and assessment would not have a material adverse effect on the financial position, results of operations, properties or business of the Company or any of the Subsidiaries; and the provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. All payroll withholdings required to be made by the Company with respect to employees have been made. Except as disclosed in writing to the Underwriters, the Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company.

              (n) The outstanding Ordinary Shares and outstanding options and warrants to purchase Ordinary Shares have been duly authorized and validly issued. The outstanding Ordinary Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Ordinary Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and except that rights to indemnification and contribution thereunder and under this Agreement may be limited by United States or state securities laws or public policy relating thereto. None of the outstanding Ordinary Shares or options or warrants to purchase Ordinary Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Ordinary Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Ordinary Shares and outstanding options and warrants to purchase Ordinary Shares were at all relevant times either registered under the Act, the applicable state securities or Blue Sky laws and any applicable Israeli securities laws or exempt from such registration requirements. The authorized Ordinary Shares and outstanding options and warrants to purchase Ordinary Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

              (o) The issuance and sale of the Securities have been duly authorized and, when issued and delivered against payment therefor as contemplated by this Agreement or by the Warrant Agreement, as the case may be, the Securities will be validly issued, fully paid and nonassessable. The holders of the Securities will not be subject to personal liability solely by reason of being such holders and none of the Securities will be subject to preemptive rights of any shareholder of the Company.

              (p) The issuance and sale of the Warrants and the Representative's Warrants have been duly authorized and, when issued, paid for and delivered pursuant to the terms of this Agreement or the Representative's Warrant Agreement, as the case may be, the Warrants and the Representative's Warrants will constitute valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except that rights to indemnification and contribution thereunder and under this Agreement may be limited by United States or state securities laws or public policy relating thereto. A sufficient number of Ordinary Shares have been duly reserved for issuance upon exercise of the Warrants and the Representative's Warrants in accordance with the provisions of the Warrants and the Representative's Warrants. The Warrants and Representative's Warrants will conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

              (q) Neither the Company nor the Subsidiary is in violation of, or in default under, (i) any term or provision of its Memorandum of Association, Articles of Association or other organizational documents (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their respective properties or business, which, in the case of clause (ii) and (iii), would have a material adverse effect on the financial condition, results of operations, business or properties of the Company or the Subsidiary or the ability of the Company or the Subsidiary to consummate the transactions contemplated hereby. The Company and the Subsidiary own, possess or have obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations ("Permits") necessary to own or lease, as the case may be, and to operate their properties, and to conduct their respective business or operations as presently conducted, except where the failure to own, possess or obtain such Permits would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company or the Subsidiary. All such Permits are outstanding and in good standing, and there are no proceedings pending or, to the best of the Company's knowledge, threatened, or any basis therefor, seeking to cancel, terminate or limit such Permits.

              (r) Except as set forth in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary or involving the Company's or any Subsidiary's properties or business which, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a material adverse effect on the financial position, results of operations, properties, or business of the Company or any Subsidiary or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge, except as disclosed in the Prospectus, is there any reasonable basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or any Subsidiary and enjoining the Company or any Subsidiary from taking, or requiring the Company or any Subsidiary to take, any action, or to which the Company or any Subsidiary, or the Company's or any Subsidiary's properties or business is bound or subject which would be material to the Company.

              (s) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated other than payments previously made to the Representative.

              (t) (i) The Company and each Subsidiary have sufficient title and ownership of, or license or other rights to, or have applied for, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, information, proprietary rights, technologies, know-how and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted, as described in the Prospectus.

                   (ii) Except as disclosed in the Prospectus, no claims have been asserted by any person to the ownership or use of any Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement and the Company and each Subsidiary have no knowledge of any valid basis for any such claim. The use of the Intellectual Property by the Company and each Subsidiary does not infringe on the rights of any person and there are no pending or, to the knowledge of the Company and each Subsidiary, threatened claims nor has it been alleged that the Intellectual Property is engaged in such infringements. All of the trademark and trade name registrations, patents and copyrights are in full force and effect. Other than potential sublicensees of the Company and each Subsidiary, no other person has any right to use any

Intellectual Property for similar or related products in competition with the products of the Company and each Subsidiary and no other person is infringing any of the Intellectual Property.

                   (iii) Each of the Company and each Subsidiary has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of, or their respective proprietary rights in, all of the unpatented know how, technology, proprietary processes, formulae, and other information owned by it. Without limiting the generality of the foregoing, each of the Company and each Subsidiary has obtained confidentiality and secrecy agreements from all past and present employees and independent third parties involved in the invention or creation of their respective Intellectual Properties.

              (u) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred any material liability or obligation (absolute or contingent), except liabilities and obligations incurred in the ordinary course of business, and has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date referred to below there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company or any Subsidiary, other than as set forth or contemplated in the Prospectus.

              (v) Neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries have good title to all material personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. The leases, licenses or other contracts or instruments under which the Company and any Subsidiary leases, holds or is entitled to use any property, real or personal, are valid and subsisting and neither the Company nor any Subsidiary, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

Neither the Company nor any Subsidiary has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties the violation of which would have a material adverse effect on the Company or any Subsidiary.

              (w) Each material contract or other instrument (however characterized or described) to which the Company or any Subsidiary is a party or by which their respective properties or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed by the Company and, assuming that such contracts or other instruments have been properly executed by parties other than the Company, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless or whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder and under this Agreement may be limited by United States or state securities laws or public policy relating thereto; and none of such contracts or instruments has been assigned by the Company or any Subsidiary, and neither the Company nor any Subsidiary, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

              (x) The employment agreements between the Company, and between any Subsidiary, and their respective officers and employees, described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity and public policy and subject to the possible finding by an Israeli court of competent jurisdiction that the scope, time period or geographic range of any post-employment non-competition restriction exceeds that required to protect the Company's legitimate interests.

              (y) Except as set forth in the Prospectus, neither the Company nor any Subsidiary has any employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

              (z) To the best of the Company's knowledge, no labor problem exists with any of the Company's or any of the Subsidiaries' employees or is imminent which could have a material adverse affect on the Company or any Subsidiary.

              (aa) The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in amounts which it deems, in good faith, to be adequate, such other insurance, including but not limited to, liability insurance, as is usually maintained by companies engaged in the same or similar businesses located in its geographic area.

              (bb) Neither the Company nor any Subsidiary nor, to their knowledge any of their respective officers, employees, agents or any other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or the business of any of its Subsidiaries (or to assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction) which (a) might subject the Company or any of its Subsidiaries, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign); (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company or of any of its Subsidiaries; or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and of its Subsidiaries, taken as a whole. The Company believes that its and its Subsidiaries' international accounting controls are sufficient to cause the Company and its Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

              (ac) The Company has filed in a timely manner all reports and other documents required to be filed by it with the Commission under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and, to the Company's knowledge, each such report or other document contained, at the time it was filed, such information as was required to be included in such report or other document and all such information was correct and complete in all material respects; the Company has made all reports to shareholders required by law to be made by the Company and each such report was correct and complete in all material respects; to the

Company's best knowledge, except as disclosed in the Registration Statement, no event has occurred or is likely to occur that required would require an amendment to any report or document referred to in this Section 1(ac) that has not been filed or distributed as required.

              (ad) The Company, in all material respects, has provided to Littman Krooks & Roth, P.C., counsel to the Representative ("Representative's Counsel"), all agreements, certificates, correspondence and other items and documents requested by such counsel's due diligence letter dated October 1, 1996.

              (ae) Except as set forth in Prospectus, no officer, director, principal stockholder or partner of the Company or any of the Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or the Subsidiaries or (B) purchases from or sells or furnishes to the Company or the Subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or the Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the prospectus under "Certain Transactions," there are no existing, agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or the Subsidiaries, and any officer, director, Principal Stockholder (as such term is defined in the Prospectus) of the Company or the Subsidiaries, or any partner, affiliate or associate of any of the foregoing persons or entities.

              (af) Each of the Company and the Subsidiaries are (i) in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company or any of the Subsidiaries or their respective business, properties, business prospects, condition (financial or otherwise) or results of operations.

              (ag) Each of the minute books of the Company and the Subsidiaries have been made available to the Underwriters and contain a complete record in all material respects of all meetings and actions of the directors and stockholders of the Company and the Subsidiaries, respectively, since the time of its respective incorporation, and accurately reflects all transactions referred to in such minutes in all material respects.

              (ah) The Company as of the effective date of the Registration Statement maintains term key-man insurance on the life of each of Robert S. Rosenschein and Dr. Jeffrey Rosenschein in the amounts of $3,000,000 and $2,000,000, respectively, which policies name the Company as the sole beneficiary thereof.

              Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Representative as to the matters covered thereby.

         5. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with the several Underwriters as follows:

              (a) The Company will not at any time, whether before the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Offered Units by the several Underwriters, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representative has not been previously advised and furnished a copy, or to which the Representative shall object in writing.

              (b) The Company will use its best efforts to cause the Registration Statement to become effective and will advise the Representative immediately, and, if requested by the Representative, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Offered Units for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

              (c) The Company will deliver to the several Underwriters, without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Underwriters may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to the several Underwriters, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as the Underwriters may reasonably request. The Company has furnished or will furnish to the Representative two conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, two copies of all exhibits filed therewith and two conformed copies of all consents and certificates of experts.

              (d) The Company will comply with the Act, the Regulations, the Exchange Act, and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Units, in any Optional Units which may be issued and sold, and in the Ordinary Shares underlying the Warrants. If, at any time when a prospectus relating to such Securities is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to Section 5(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

              (e) The Company will furnish such proper information as may be required and otherwise cooperate in qualifying the Securities for offering and sale under the securities or Blue Sky laws relating to the offering or for sale in such jurisdictions as the Representative may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

              (f) The Company will make generally available to its security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Representative and its counsel as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration

Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

              (g) For a period of five years from the Effective Date, the Company will deliver to the Representative and to Representative's Counsel on a timely basis (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K and 10-Q and exhibits thereto, filed or furnished to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"); (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 and Forms 3, 4 and 5 received or prepared by the Company from time to time; (iv) monthly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements but excluding data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (v) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. The Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

              (h) Neither the Company nor any person that is controlled by the Company will take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Ordinary Shares or the Securities.

              (i) If the transactions contemplated by this Agreement are consummated, the Representative shall retain the Seventy Thousand Dollars ($70,000) previously paid to it, and the Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company, the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto, the printing and mailing of the Selected Dealer Agreement, if any, the issuance and delivery of the Units to the several Underwriters; all taxes, if any, on the issuance of the Units and the securities underlying such Units; the fees, expenses and other costs of qualifying the Units for sale under the Blue Sky or securities laws of those states in which the

Units are to be offered or sold, the cost of printing and mailing the "Blue Sky Survey" and fees and disbursements of counsel in connection therewith, including those of such local counsel as may have been retained for such purpose; the filing fees incident to securing any required review by the NASD; the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs of "bound volumes" for the Representative and its counsel, the costs of placing "tombstone" advertisements in the Wall Street Journal and Barrons and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5(i).

              In addition, at the Closing Date or the Option Closing Date, as the case may be, Sands Brothers will, in its individual rather than its representative capacity, deduct from the payment for the Offered Units and/or Optional Units purchased two percent (2%) of the gross proceeds of the offering (less the sum of Seventy Thousand Dollars ($70,000) previously paid to the Representative), as payment for the Representative's nonaccountable expense allowance relating to the transactions contemplated hereby.

              (j) If the transactions contemplated by this Agreement or related hereto are not consummated because the Company decides not to proceed with the offering contemplated hereby for any reason or the Representative on behalf of the several Underwriters decides not to proceed with the offering contemplated hereby because of a breach by the Company of any representation, warranty or covenant contained in this Agreement or as a result of adverse changes in the affairs of the Company, then the Representative may retain an amount equal to its actual accountable out-of-pocket expenses up to the sum of $100,000 (inclusive of the $70,000 previously paid to it); provided, however, that if the Representative shall terminate this Agreement for any other reason, then the Company need only reimburse the Representative for its actual accountable out-of-pocket expenses up to a maximum of $70,000, inclusive of the $70,000 previously paid to it.

              (k) The Company will to apply the net proceeds from the sale of the Units in the manner, and subject to the conditions, set forth in the Prospectus under the heading "Use of Proceeds." No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

              (l) During the one hundred eighty (180) day period following the date hereof, none of the Company's officers, directors or holders of five percent (5%) or more of the Ordinary Shares (the "Principal Shareholders") will offer for sale or sell or otherwise dispose of any Ordinary Shares owned by them, directly or indirectly, in any manner whatsoever (including pursuant to Rule 144 under the Act), and no holder of registration rights relating to the securities of the Company will exercise any such registration rights, in either case, without obtaining the prior written approval of the Representative. The Company will deliver to the Representative the written undertakings as of the date hereof of its officers, directors and Principal Shareholders to this effect.

              (m)  Except for the filing of a Registration Statement on Form
S-3 on or after _______ [180 DAYS FROM DATE HEREOF] to cover the shares underlying 150,000 warrants issued to IMR Fund, L.P. in connection with the IMR Notes (as defined in the Prospectus), the Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twelve (12) months following the date hereof without the Representative's prior written consent.

              (n) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (o) The Company will use its best efforts to maintain the listing of the Shares and the Units on the NASDAQ SmallCap Market for so long as the Shares and the Units remain qualified for such listing.

              (p) Subject to the sale of the Offered Units, the Company shall cause its legal counsel to provide the several Underwriters with a list, to be updated at least annually, of those states in which the Ordinary Shares may be traded on non-issuer transactions under the Blue Sky laws of the several states until such time as the Ordinary Shares are listed on the New York Stock Exchange or the American Stock Exchange.

              (q) Subject to the sale of the Offered Units, for a period of not less than three (3) years from the date hereof, the Company will, at Representative's option and if so requested by Representative, recommend and use its best efforts to elect one designee of Representative, at the option of Representative, either as a member of or nonvoting advisor to its Board of Directors; such designee, if elected or appointed, shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. Representative shall have the right to elect one designee as an nonvoting advisor to the Board from the Effective Date to the Approval Date. The Company agrees to indemnify and hold Representative and its designee harmless, to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of such designee's service as a director or advisor and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include each of Representative and its designee as an insured under such policy.

              If Representative does not exercise its option to designate such member of or advisor to the Company's Board of Directors, Representative shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give Representative notice of each such meeting and to provide Representative with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

              (r) Subject to the sale of the Offered Units, the Representative shall have the right of first refusal with respect to future public sales of debt and equity securities of the Company, any subsidiary or successor to the Company or any Company securities held by any Principal Shareholders for a three year period following the date hereof. It is understood that if such a proposed financing is offered to Representative, Representative shall have thirty (30) days in which to determine whether or not to accept such offer and, if Representative refuses, and provided that such a financing is consummated (a) with another underwriter or placement agent upon the same terms and conditions as those offered to Representative and (b) within six months after the end of the aforesaid thirty (30) day period, this right of first refusal shall thereafter be forfeited and terminated; PROVIDED, HOWEVER, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this paragraph.

              (s) The Company hereby agrees, at its sole cost and expense, to supply and deliver to the Representative, within a reasonable period from the date hereof, four (4) bound volumes, including the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus and all other underwriting documents.

              (t) Subject to the sale of the Offered Units, the Company shall pay the Representative a finder's fee equal to five (5%) percent of the first $ 5 million, four (4%) of the next $1 million, three (3%) of the next $1 million, two (2%) of the next $1 million and one (1%) percent thereafter, of consideration in the event the Company, following the Closing, is a party to any merger, acquisition, joint venture or other similar transaction introduced directly or indirectly by the Representative and the Representative actively provides merger and acquisition services in connection therewith.

              (u) During the period commencing one year after the Effective Date, the Representative shall be entitled to receive a warrant solicitation fee of 5% of the aggregate exercise price of the Warrants for each Warrant exercised; provided, however, that the Representative will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of the Ordinary Shares at the time of exercise is less than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account and prior specific written approval for such exercise has not been received from the customer; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Warrants at the time of exercise; (iv) the exercise of the Warrants is unsolicited by the Representative; or (v) the solicitation of exercise of the Warrants was in violation of Rule 10b-6 promulgated under the Exchange Act.

              (v) The Company shall continue to retain a transfer agent for the Units, Ordinary Shares and Warrants, reasonably acceptable to the Representative, for a period of five (5) years following the Effective Date. In addition, for a period of three (3) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide the Representative, if so requested in writing, with copies of the Company's daily transfer sheets, and, when so requested by the Representative, a current list of the Company's security holders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

              (w) The Company shall, as of the date hereof, have applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual and shall maintain such listing for a period of five (5) years from the Effective Date.

              (x) For a period of two (2) years following the Effective Date, the Company shall provide the Representative, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Representative more frequently than annually if revised forecasts which reflect more current information, and significantly revised assumptions or indicate future results that differ materially from those set forth in the forecasts.

              (y) For a period of five (5) years following the Effective Date, or until such earlier time as the Ordinary Shares and Warrants are listed on the New York Stock Exchange or the American Stock Exchange, the Company shall cause its legal counsel to provide the Representative with a list, to be updated at least annually, of those states in which the Ordinary Shares and Warrants may be traded in non-issuer transactions under the Blue Sky laws of the 50 states.

              (z) For a period of five (5) years following the Effective Date, the Company shall continue to retain Luboshitz, Kasierer & Co. (or a nationally recognized accounting firm acceptable to the Representative) as the Company's independent public accountants and shall promptly, upon the Company's receipt thereof, submit to the Representative copies of such accountants' management reports and similar correspondence between such accountants and the Company.

             (aa) For a period of five (5) years following the Effective Date, the Company, at its expense, shall cause its then independent certified public accountants, as described in Section 5(x) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to shareholders.

              (ab) So long as any Warrants are outstanding or until the holders thereof can avail themselves of Rule 144(k) (promulgated pursuant to the Act) without restriction, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act as shall be necessary to enable the sale of the Ordinary Shares underlying the Warrants and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant as they request and as otherwise required by law and, to furnish to the several Underwriters as many copies of each such Prospectus as they may reasonably request.

              (ac) For a period of twenty-five (25) days following the Effective date, the Company will not issue press releases or engage in any other publicity without the Representative's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

         6. CONDITIONS OF THE UNDERWRITERS' OBLIGATION TO PURCHASE OFFERED UNITS FROM THE COMPANY.

    The obligation of the several Underwriters to purchase and pay for the Offered Units which it has agreed to purchase from the Company is subject (as of the date hereof and the Closing Date) to the accuracy in all material respects of the representations and warranties of the Company herein, to the accuracy of the statements of the Company or its officers made pursuant hereto, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

              (a) The Registration Statement will have become effective not later than 10:30 A.M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Representative may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Representative's or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the satisfaction of Representative's Counsel.

              (b) At the time that this Agreement is executed and at the Closing Date, there will have been delivered to the Underwriters signed opinions of Weil, Gotshal & Manges, counsel for the Company; Yigal Arnan & Co., Israeli counsel to the Company; Robert Trachtenberg, general counsel to the Company; and Law Offices of ______________, Israeli trademark counsel to the Company, each dated as of the date hereof or the Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering their opinion), substantially as set forth in Exhibit 6b.

              (c) At the Closing Date, the Underwriters shall have received an opinion of Naschitz, Brandes & Co., Israeli counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Underwriters.

              (d) At the Closing Date (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration Statement and the Prospectus indicates might occur after the Effective Date;
(iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and
(iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or results of operations of the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the several Underwriters a certificate signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this Section 6(d) and stating that the representations and warranties of the Company set forth in Section 4 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to his knowledge, are contemplated or threatened. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative or Representative's Counsel may reasonably request.

              (e) At the time that this Agreement is executed and at the Closing Date, the several Underwriters will have received a signed letter from Luboshitz, Kasierer & Co., Member Firm of Andersen Worldwide SC, dated the date such letter is to be received by the Underwriters and addressed to them, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by them, in their opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to their attention which, in their judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or increases in total or per share net loss compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and (B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) they have compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

              (f) There shall have been duly tendered to the Representative certificates representing the Offered Units to be sold on the Closing Date.

              (g) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Units by the Underwriters.

              (h) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares or Warrants, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriters' or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

              (i) All proceedings taken at or prior to the Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares or Warrants shall be reasonably satisfactory in form and substance to the Representative and to Representative's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in Section 6(d) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

              If any of the conditions specified in this Section 6 have not been fulfilled, this Agreement may be terminated by the Representative on notice to the Company.

         7.   INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each officer, director, partner, employee and agent of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which they or any of them may become subject, under the Act or otherwise, and will reimburse, as incurred, the Underwriters and such persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

              (b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use in the preparation thereof.

              (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and in the judgment of the Representative, it is advisable for the Representative or such Underwriters or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.

         8. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter makes claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Underwriter, then the Company and each person who controls the Company, in the aggregate, and any such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that all such Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law then the relative fault of the Company and the Underwriters and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriters and their respective controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7 and
(b) that the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Units purchased by such Underwriter to the number of Units purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the term "Underwriter" includes any officer, director, or other person who controls an Underwriter within the meaning of Section 15 of the Act, the word "Company" includes any officer, director, or person who controls the Company within the meaning of
Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

         9. SUBSTITUTION OF UNDERWRITERS. If any Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase the Offered Units hereunder, or shall fail to take up and pay for the number of Offered Units set forth opposite their respective names in Schedule A hereto upon tender of such Offered Units in accordance with the terms hereof, then:

              (a) If the aggregate number of Offered Units which such Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Units, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Units which such defaulting Underwriter or Underwriters agreed but failed to purchase.

              (b) If any Underwriter or Underwriters so default and the agreed number of Offered Units with respect to which such default or defaults occurs is more than 10% of the total number of Offered Units, the remaining Underwriters shall have the right to take up and pay for (in such proportion as may be agreed upon among them) the Offered Units which the defaulting Underwriter or Underwriters agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the

Offered Units which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Offered Units shall be extended to the next business day to allow the several Underwriters the privilege of substituting within twenty-four hours (including nonbusiness hours) another underwriter or underwriters satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the Offered Units may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including nonbusiness hours) another underwriter or underwriters to purchase the Offered Units which the defaulting Underwriter or Underwriters agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted Underwriters to take up the Offered Units of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company or the Representative shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Offered Units to be purchased by the remaining Underwriters or substituted Underwriters shall be taken at the basis of the underwriting obligation for all purposes of this Agreement.

              If in the event of a default by one or more Underwriters and the remaining Underwriters shall not take up and pay for all the Offered Units agreed to be purchased by the defaulting Underwriters or substitute another underwriter or underwriters as aforesaid, and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Offered Units as aforesaid, then this Agreement shall terminate.

              If, following exercise of the option provided in Section 3(a) hereof, any Underwriter or Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase Optional Shares and/or Optional Warrants at the Option Closing Date, or shall fail to take up and pay for the number of Optional Shares and/or Optional Warrants, which they become obligated to purchase at the Option Closing Date upon tender of such Optional Shares and/or Optional Warrants in accordance with the terms hereof, then the remaining Underwriters or substituted Underwriters may take up and pay for the Optional Units of the defaulting Underwriters in the manner provided in Section 9(b) hereof. If the remaining Underwriters or substituted Underwriters shall not take up and pay for all such Optional Shares and/or Optional Warrants, then the Underwriters shall be entitled to purchase the number of Optional Shares and/or Optional Warrants for which there is no default or, at their election, the option shall terminate, the exercise thereof shall be of no effect.

         As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. In the event of termination, there shall be no liability on the part of any nondefaulting Underwriter to the Company, provided that the provisions of this Section 9 shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.

          10. SURVIVAL OF INDEMNITIES, CONTRIBUTION, WARRANTIES AND REPRESENTATIONS. The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 7 and 8 hereof, and the representations and warranties of the Company contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its directors and officers, or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares and the Warrants.

         11.   TERMINATION OF AGREEMENT.

              (a) The Company, by written or telegraphic notice to the Underwriter, or the Underwriter, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 11:00 A.M., New York City time, on the first full business day after the Effective Date; or
(ii) the time when the Underwriter, after the Registration Statement becomes effective, releases the Offered Units for public offering. The time when the Underwriter "releases the Offered Units for public offering" for the purposes of this Section 10 means the time when the Underwriters release for publication the first newspaper advertisement, which is subsequently published, relating to the Offered Units, or the time when the Underwriters release for delivery to members of a selling group copies of the Prospectus and an offering letter or an offering telegram relating to the Offered Units, whichever will first occur.

              (b) This Agreement, including without limitation, the obligation to purchase the Offered Units and the obligation to purchase the Optional Units after exercise of the option referred to in Section 3 hereof, are subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for all the Offered Units or the Optional Units, as the case may be, if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in Section 4 hereof are not materially correct or covenants in Section 5 hereof cannot be complied with;
(iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange; (v) a banking moratorium will have been declared either by United States federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Offered Units or the Optional Units, will be established by NASDAQ, by the Commission, by any other United States federal or state agency, by action of the Congress or by Executive Order; (vii) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company; (ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action has been taken by the government of the United States or the State of Israel or any department or agency thereof which, in the judgment of the Underwriter, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Underwriter, it will be impracticable to offer for sale, or to enforce contracts made by the Underwriter for the resale of, the Offered Units or the Optional Units, as the case may be.

              (c) If this Agreement is terminated pursuant to Section 6 hereof or this Section 11 or if the purchases provided for herein are not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to or does not perform all of its obligations under this Agreement, the Company will not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 5(j), 7, 8 and 10 of this Agreement.

         12. INFORMATION FURNISHED BY THE UNDERWRITERS TO THE COMPANY. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(i), 7(a), 7(b) and 8 hereof, the only information given by the Underwriters to the Company for use in the Prospectus are the statements set forth on page [2] with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriters under the heading "Legal Matters," as such information appears in any Preliminary Prospectus and in the Prospectus.

         13. NOTICES AND GOVERNING LAW. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Placement Agent, to 90 Park Avenue, New York, New York 10016, Attention: Alan Bluestine, Executive Vice President, with a copy to Littman Krooks & Roth, P.C., Attn: Mitchell C. Littman, Esq., 120 West 45th Street, New York, New York 10036; if to the Company, addressed to it at 28 Pierre Koenig Street, POB 53063, Jerusalem 91530 Israel, Attention: Robert S. Rosenschein, President and Chief Executive Officer, with a copy to Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, Attention: Stephen M. Besen, Esq. and to Yigal Arnon & Co., 3 Daniel Frisch Street, Tel Aviv 64731 Israel, Attention: Barry P. Levenfeld, Esq.; or, in each case, to such other address as the parties may hereinafter designate by like notice.

              This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.

         14. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or any of the Underwriters, each officer, director, partner, shareholder, employee and agent of the several Underwriters, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Shares or Warrants from any of the several Underwriters, as such purchaser.

         15. VALIDITY. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any other terms of this Agreement will not in any way be affected thereby.

         16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein.

         17. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts together will constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                       Very truly yours,

                                       ACCENT SOFTWARE INTERNATIONAL LTD.


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

Confirmed and accepted in
New York, N.Y., as of the
date first above written:

SANDS BROTHERS & CO., LTD.



By:
   --------------------------------
    For itself and as Representative
    of the several Underwriters

                                      SCHEDULE A


Name of Underwriter                              Number of Units to be Purchased
-------------------                              -------------------------------
Sands Brothers & Co., Ltd.




Total:                                                  1,800,000
                                                        ---------
                                                        ---------

                                     EXHIBIT 6(b)

                                      [TO COME]